UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 29, 2016
(Date of Earliest Event Reported)

LINCOLN EDUCATIONAL SERVICES CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Executive Drive, Suite 340, West Orange, New Jersey 07052
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 29, 2016, Lincoln Educational Services Corporation (the “Company”) and its wholly-owned subsidiaries (collectively with the Company, the “Borrowers”) entered into a second amendment (the “Second Amendment”) of the Credit Agreement dated as of July 31, 2015 (as previously amended, the “Credit Agreement”) among the Borrowers, its lenders HPF Holdco, LLC, Rushing Creek 4, LLC and Tiger Capital Group, LLC (collectively, the “Term Loan A Lenders”) and Alostar Bank of Commerce (the “Term Loan B Lender”), and HPF Service, LLC, in its capacity as administrative agent and collateral agent (the “Agent”), for the purpose of affecting modifications to the financial covenants and certain other provisions of the Credit Agreement.  As previously reported, pursuant to the Credit Agreement, the Borrowers were provided a term loan facility in the aggregate principal amount of $45 million, consisting of (a) a $30 million term loan (the “Term Loan A”) from the Term Loan A Lenders, secured by a lien on substantially all assets of the Borrowers and (b) a $15 million term loan (the “Term Loan B”) from the Term Loan B Lender, secured by a $15.3 million cash collateral account controlled by the Term Loan B Lender.

Pursuant to the Second Amendment, the Borrowers received an additional $5 million term loan from the Term Loan B Lender with which the Borrowers repaid $5 million of the principal amount of the Term Loan A.  Upon the effectiveness of the Second Amendment, the aggregate term loans outstanding under the Credit Agreement remain at approximately $45 million, consisting of an approximate $25 million Term Loan A and a $20 million Term Loan B.  In addition, the amount of cash collateral securing the Term Loan B was increased to $20.3 million.

The Second Amendment modifies the minimum liquidity and minimum EBITDA ratios and eliminates the minimum fixed charge coverage ratio, as well as affects other revisions relevant to the calculation of financial covenants.  In addition, pursuant to the Second Amendment, at the Borrowers’ election, such financial covenants will be re-set for fiscal  year 2017 and each subsequent fiscal year at either the levels applicable to fiscal year 2016 (and each fiscal quarter thereof) contained in the Credit Agreement as of the initial closing date or the levels applicable to fiscal year 2016 (and each fiscal quarter thereof) contained in the Second Amendment.  In the event that the Borrowers elect to re-set the financial covenants at the Second Amendment’s 2016 covenant levels, the Borrowers will be required to prepay on or before January 15, 2017, without prepayment penalty, amounts outstanding under the term loans up to $4 million.

In connection with the effectiveness of the Second Amendment, the Company paid to the Agent a loan modification fee of $500,000.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1
Second Amendment to Credit Agreement dated as of February 29, 2016 among Lincoln Educational Services Corporation and its wholly-owned subsidiaries, the Lenders party thereto, and HPF Service, LLC, as Administrative Agent and Collateral Agent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2016

LINCOLN EDUCATIONAL SERVICES CORPORATION

	By:	/s/ Scott M. Shaw
Name: Scott M. Shaw
Title: Chief Executive Officer and President

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